Exhibit 10.2

PGIM PRIVATE CREDIT FUND

THIRD AMENDED AND RESTATED MANAGEMENT AGREEMENT

Third Amended and Restated Agreement made the 11th day of July, 2025, between PGIM Private Credit Fund (the “Fund”), a Delaware statutory trust, and PGIM Investments LLC, a New York limited liability company (the “Manager”).

W I T N E S S E T H

WHEREAS, the Fund is a closed-end management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, the Fund desires to retain the Manager to render or contract to obtain as hereinafter provided investment advisory services to the Fund and the Fund also desires to avail itself of the facilities available to the Manager with respect to the administration of its day-to-day business affairs, and the Manager is willing to render such investment advisory and administrative services;

NOW, THEREFORE, the parties agree as follows:

1.
The Fund hereby appoints the Manager to act as manager of the Fund and as administrator of its business affairs for the period and on the terms set forth in this Agreement. The Manager accepts such appointment and agrees to render the services herein described, for the compensation herein provided. Subject to the approval of the Board of Trustees of the Fund (the “Board”) and the requirements of the 1940 Act, the Manager is authorized to enter into a subadvisory agreement with PGIM, Inc., or one or more other subadvisers, whether or not affiliated with the Manager (each, a “Subadviser”), pursuant to which such Subadviser shall furnish to the Fund the investment advisory services in connection with the management of the Fund (each, a “Subadvisory Agreement”). Subject to the approval of the Board and the requirements of the 1940 Act, the Manager is authorized to retain more than one Subadviser for the Fund, and if the Fund has more than one Subadviser, the Manager is authorized to allocate the Fund’s assets among the Subadvisers. The Manager will continue to have responsibility for all investment advisory services furnished pursuant to any Subadvisory Agreement.
2.
Subject to the supervision of the Board, the Manager shall administer the Fund’s business affairs and, in connection therewith, shall furnish the Fund with office facilities and with clerical, bookkeeping and recordkeeping services at such office facilities and, subject to Section 1 hereof and any Subadvisory Agreement, the Manager shall manage the investment operations of the Fund and the composition of the Fund’s portfolio, including the purchase, retention and disposition thereof, in accordance with the Fund’s investment objectives, policies and restrictions as stated in the Fund’s registration statement filed with the Securities and Exchange Commission (“SEC”), and subject to the following understandings:
(a)
The Manager (or a Subadviser under the Manager’s supervision) shall provide supervision of the Fund’s investments, and shall determine from time to time what investments or securities will be purchased, retained, sold or loaned by the Fund, and what portion of the assets will be invested or held uninvested as cash. In the event that the Fund determines to acquire debt financing, the Manager will arrange for such financing on the Fund’s behalf. If it is necessary or appropriate for the Manager to make investments on behalf of the Fund through a special purpose vehicle, the Manager shall have authority to create or arrange for the creation of such special purpose vehicle and to make such investments through such special purpose vehicle (in accordance with the 1940 Act).
(b)
The Manager, in the performance of its duties and obligations under this Agreement, shall act in conformity with the Declaration of Trust of the Fund and the Fund’s SEC registration statement and with the instructions and directions of the Board, and will conform to and comply with the requirements of the 1940 Act and all other applicable federal and state laws and regulations. In connection therewith, the Manager shall, among other things, prepare and file (or cause to be prepared and filed) such reports as are, or may in the future be, required by the SEC.
(c)
The Manager (or the Subadviser under the Manager’s supervision) shall determine the securities and other financial instruments to be purchased or sold by the Fund and will place orders pursuant to its determinations with or through such persons, brokers or dealers (including but not limited to any brokers or dealers affiliated with the Manager (or the Subadviser under the Manager’s supervision)) in conformity with the policy with respect to brokerage as set forth in the Fund’s registration statement or as the Board may direct from time to time. In providing the Fund with investment supervision, it is recognized that the Manager (or the Subadviser under the Manager’s supervision) will give primary consideration to securing the most favorable price and efficient execution. Consistent with this policy, the Manager (or Subadviser under the Manager’s supervision) may consider the financial responsibility, research and investment information and other services provided by brokers, dealers or futures commission merchants who may effect or be a party to any such transaction or other transactions to which other clients of the Manager (or Subadviser) may be a party, the size and difficulty in executing an order, and the value of the expected contribution of the broker-dealer to the investment performance of the Fund on a continuing basis. The Manager (or Subadviser) to the Fund each shall have discretion to effect investment transactions for the Fund through broker-dealers (including, to the extent legally permissible, broker-dealers affiliated with the Subadviser(s)) qualified to obtain best execution of such transactions who provide brokerage and/or research services, as such services are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and to cause the Fund to pay any such broker-dealers an amount of commission for effecting a portfolio transaction in excess of the amount of commission another broker-dealer would have charged for effecting that transaction, if the brokerage or research services provided by such broker-dealer, viewed in light of either that particular investment transaction or the overall responsibilities of the Manager (or the Subadviser) with respect to the Fund and other accounts as to which they or it may exercise investment discretion (as such term is defined in Section 3(a)(35) of the 1934 Act), are reasonable in relation to the amount of commission.

On occasions when the Manager (or a Subadviser under the Manager’s supervision) deems the purchase or sale of a security or other financial instruments to be in the best interest of the Fund as well as other clients of the Manager (or the Subadviser), the Manager (or

Subadviser), to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities or other financial instruments to be so sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities or other financial instruments so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Manager (or the Subadviser) in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to such other clients.

(d)
The Manager (or the Subadviser under the Manager’s supervision) shall maintain all books and records with respect to the Fund’s portfolio transactions and shall render to the Fund’s Board of Trustees such periodic and special reports as the Board may reasonably request.
(e)
The Manager (or the Subadviser under the Manager’s supervision) shall be responsible for the financial and accounting records to be maintained by the Fund.
(f)
The Manager (or the Subadviser under the Manager’s supervision) shall provide the Fund’s Custodian on each business day information relating to all transactions concerning the Fund’s assets.
(g)
The investment management services of the Manager to the Fund under this Agreement are not to be deemed exclusive, and the Manager shall be free to render similar services to others.
(h)
The Manager shall make reasonably available its employees and officers for consultation with any of the Trustees or officers or employees of the Fund with respect to any matter discussed herein, including, without limitation, the valuation of the Fund’s securities or other financial instruments.
(i)
The Manager shall, upon request by an official or agency administering the securities laws of a state (a “State Administrator”), submit to such State Administrator the reports and statements required to be distributed to the Fund’s shareholders pursuant to this Agreement, any registration statement filed with the SEC and applicable federal and state law.
(j)
The Manager has a fiduciary responsibility and duty to the Fund for the safekeeping and use of all the funds and assets of the Fund, whether or not in the Manager’s immediate possession or control. The Manager shall not employ, or permit another to employ, such funds or assets except for the exclusive benefit of the Fund. The Manager shall not contract away any fiduciary obligation owed by the Manager to the Fund’s shareholders under common law.
3.
The Fund has delivered, or will deliver, to the Manager copies of each of the following documents and will deliver to it all future amendments and supplements, if any:
(a)
Declaration of Trust, as amended or supplemented from time to time;
(b)
Bylaws of the Fund (such Bylaws, as in effect on the date hereof and as amended from time to time, are herein called the “Bylaws”);

(c)
Certified resolutions of the Board authorizing the appointment of the Manager and approving the form of this agreement;
(d)
Election to be regulated as a business development company on Form N-54A, as filed with the SEC relating to the Fund;
(e)
Registration statement under the Securities Act of 1933, as amended, on Form N-2 (the “Registration Statement”), as filed with the SEC relating to the Fund and its shares of beneficial interest, and all amendments thereto; and
(f)
Prospectus and Statement of Additional Information of the Fund.
4.
The Manager shall authorize and permit any of its officers and employees who may be elected as Trustees or officers of the Fund to serve in the capacities in which they are elected. All services to be furnished by the Manager under this Agreement may be furnished through the medium of any such officers or employees of the Manager.
5.
The Manager shall keep the Fund’s books and records required to be maintained by it pursuant to Paragraph 2 hereof. The Manager agrees that all records that it maintains for the Fund are the property of the Fund, and it will surrender promptly to the Fund any such records upon the Fund’s request, provided however that the Manager may retain a copy of such records. The Manager further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any such records as are required to be maintained by the Manager pursuant to Paragraph 2 hereof.
6.
During the term of this Agreement, the Manager shall pay the following expenses:
(i)
the salaries and expenses of all employees of the Fund and the Manager, except the fees and expenses of Trustees who are not “affiliated persons” of the Manager or any Subadviser within the meaning of the 1940 Act;
(ii)
all expenses incurred by the Manager in connection with managing the ordinary course of the Fund’s business, other than those assumed by the Fund herein; and
(iii)
rent or depreciation, utilities, capital equipment or other administrative items of the Manager or its affiliates.

All other costs and expenses not expressly assumed by the Manager under this Agreement shall be paid by the Fund, including, but not limited to, the following:

(b)
the fees and expenses incurred by the Fund in connection with the management of the investment and reinvestment of the Fund’s assets, including but not limited to, (a) investment advisory fees, including management fees and incentive fees, to the Manager pursuant to this Agreement; (b) all investment costs, excluding internal costs of the Adviser for providing investment advisory services, and any fees, costs and expenses related to (i) the organization, operation, administration, restructuring or termination, liquidation, winding up and dissolution of any entities through which the Fund makes investments, and (ii) outside counsel, accountants, auditors, consultants, and other similar outside advisors and service providers incurred in connection with designing, implementing and monitoring participation by portfolio investments in compliance and operational “best practices” programs and initiatives; and (c) all fees, costs and expenses, if any, incurred by or on behalf of the Fund in negotiating and structuring prospective or potential investments that are not ultimately made, including without limitation any fees and expenses of any legal, financial, accounting, consulting, or other advisors, or lenders, investment banks, and other financing sources in connection with arranging financing for transactions that are not consummated, any travel and accommodation expenses, and any deposits or down payments that are forfeited in connection with, or amounts paid as a penalty for, unconsummated transactions;
(c)
the fees and expenses of Trustees who are not “affiliated persons” of the Manager or Subadviser within the meaning of the 1940 Act;
(d)
the fees and expenses of the Custodian that relate to (i) the custodial function and the recordkeeping connected therewith, (ii) preparing and maintaining the general accounting records of the Fund and the provision of any such records to the Manager useful to the Manager in connection with the Manager’s responsibility for the accounting records of the Fund pursuant to Section 31 of the 1940 Act and the rules promulgated thereunder, (iii) the pricing or valuation of the shares of the Fund, including the cost of any pricing or valuation service or services which may be retained pursuant to the authorization of the Board, and (iv) for both mail and wire orders, the cashiering function in connection with the issuance and redemption of the Fund’s securities;
(e)
the fees and expenses of any other service provider to the Fund, including, but not limited to, the Fund’s Transfer Agent, Fund Accountant and Administrator, Distributor and Valuation Agents;
(f)
the charges and expenses of legal counsel, independent accountants appraisers, valuation experts, property or asset managers, leasing agents, construction managers, consultants, and other similar outside advisors and service providers with respect to the Fund and its investments (including the cost of the valuation, or any fairness opinion relating to, any asset or liability or other transaction of the Fund) for the Fund;
(g)
brokers’ commissions and any issue or transfer taxes chargeable to the Fund in connection with its securities and other financial instruments;
(h)
all taxes and corporate fees payable by the Fund to federal, state or other governmental agencies;
(i)
the fees of any trade associations of which the Fund may be a member;
(j)
the cost of share certificates representing, and/or non-negotiable share deposit receipts evidencing, shares of the Fund;
(k)
the cost of fidelity, directors’ and officers’ and errors and omissions insurance;

(l)
the fees and expenses involved in maintaining registration of the Fund and of its shares with the SEC, and paying notice filing fees under state securities laws, including the preparation and printing of the Fund’s Registration Statement and the Fund’s prospectuses for filing under federal and state securities laws for such purposes;
(m)
allocable communications expenses with respect to investor services and all expenses of shareholders’ and Trustees’ meetings and of preparing, printing and mailing reports, notices to shareholders and proxy statements in the amount necessary for distribution to the shareholders;
(n)
litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business;
(o)
federal and state registration fees, franchise fees, any stock exchange listing fees and fees payable to rating agencies;
(p)
interest payable on debt and dividends and distributions on preferred stock, as applicable, if any, incurred to finance the Fund’s investments;
(q)
the cost of equipment and certain systems (including, but not limited to application licensing, development and maintenance, data licensing and reporting);
(r)
the cost incurred to implement and monitor ISDA and other agreements governing the Fund’s financing or borrowing facilities;
(s)
the cost of calculating the Fund’s net asset value, including the fees, costs and expenses associated with any third-party appraiser or other valuation expert;
(t)
expenses related to the engagement of any third-party professionals, consultants, experts or specialists hired to perform work in respect of the Fund, including, but not limited to, loan servicers and other service providers and of any custodians, lenders, investment banks and other financing sources;
(u)
costs incurred in connection with the formation or maintenance of entities or vehicles to hold the Fund’s assets for tax or other purposes;
(v)
fees and expenses associated with marketing efforts;
(w)
all other expenses incurred by the Fund in connection with administering the Fund’s business, including the allocated costs incurred by the Manager and the administrator in providing managerial assistance to those portfolio companies that request it; and
(x)
such non-recurring or extraordinary expenses as may arise.
7.
For the services provided and the expenses assumed pursuant to this Agreement, the Fund will pay to the Manager a base management fee (the “Management Fee”) and an incentive fee (the “Incentive Fee”) as hereinafter set forth.

(a)
Management Fee. The Management Fee is payable monthly in arrears at an annual rate of 1.25% of the value of the Fund’s net assets as of the beginning of the first calendar day of the applicable month. For the first calendar month, net assets will be measured as the date that the Fund first publicly sells shares to a person or entity other than the Manager or its affiliates.
(b)
Incentive Fee. The incentive fee will consist of two components that are independent of each other, with the result that one component may be payable even if the other is not. A portion of the incentive fee is based on a percentage of the Fund’s income and a portion is based on a percentage of the Fund’s realized capital gains.
(i)
Incentive Fee on Pre-Incentive Fee Net Investment Income. The portion based on the Fund’s income is based on Pre-Incentive Fee Net Investment Income Returns. “Pre-Incentive Fee Net Investment Income Returns” means, as the context requires, either the dollar value of, or percentage rate of return on the value of the Fund’s net assets at the end of the immediate preceding quarter from, interest income, dividend income and any other income (including any other fees (other than fees for providing managerial assistance), such as commitment, origination, structuring, diligence and consulting fees or other fees that the Fund receives from portfolio companies) accrued during the calendar quarter, minus the Fund’s operating expenses accrued for the quarter (including the management fee, expenses payable under the Administration Agreement, and any interest expense or fees on any credit facilities or outstanding debt and dividends paid on any issued and outstanding preferred shares, but excluding the incentive fee and any shareholder servicing and/or distribution fees).

Pre-Incentive Fee Net Investment Income Returns include, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with pay-in-kind interest and zero coupon securities), accrued income that the Fund has not yet received in cash. Pre-Incentive Fee Net Investment Income Returns do not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation.

Pre-Incentive Fee Net Investment Income Returns, expressed as a rate of return on the value of the Fund’s net assets at the end of the immediate preceding quarter, is compared to a “hurdle rate” of return of 1.25% per quarter (5.0% annualized).

The Fund will pay the Manager an incentive fee quarterly in arrears with respect to the Fund’s Pre-Incentive Fee Net Investment Income Returns in each calendar quarter as follows:

•
no incentive fee based on Pre-Incentive Fee Net Investment Income Returns in any calendar quarter in which the Fund’s Pre-Incentive Fee Net Investment Income Returns do not exceed the hurdle rate of 1.25% per quarter (5.0% annualized);
•
100% of the dollar amount of the Fund’s Pre-Incentive Fee Net Investment Income Returns with respect to that portion of such Pre-Incentive Fee Net Investment Income Returns, if any, that exceeds the hurdle rate but is less than a rate of return of 1.43% (5.72% annualized). This is referred to as Pre-Incentive Fee Net Investment Income Returns (which exceeds the hurdle rate but is less than 1.43%) as the “catch-up”; and
•
12.5% of the dollar amount of the Fund’s Pre-Incentive Fee Net Investment Income Returns, if any, that exceed a rate of return of 1.43% (5.72% annualized).
(ii)
Incentive Fee Based on Capital Gains. The second component of the incentive fee, the capital gains incentive fee, is payable at the end of each calendar year in arrears.

The amount payable equals:

•
12.5% of cumulative realized capital gains from inception through the end of such calendar year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid incentive fee on capital gains as calculated in accordance with GAAP.

Each year, the fee paid for the capital gains incentive fee is net of the aggregate amount of any previously paid capital gains incentive fee for all prior periods. The Fund will accrue, but will not pay, a capital gains incentive fee with respect to unrealized appreciation because a capital gains incentive fee would be owed to the Manager if the Fund were to sell the relevant investment and realize a capital gain. In no event will the capital gains incentive fee payable pursuant to this Agreement be in excess of the amount permitted by the Investment Advisers Act of 1940, as amended, including Section 205 thereof.

The fees that are payable under this Agreement for any partial period will be appropriately prorated.

8.
The Manager shall not be liable for any error of judgment or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except a loss resulting from a breach of fiduciary duty or loss resulting from misconduct, bad faith or negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

The Fund shall indemnify the Manager and hold it harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlements) incurred by the Manager in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Fund or its security holders) arising out of or otherwise based upon any action actually or allegedly taken or omitted to be taken by the Manager in connection with the performance of any of its duties or obligations under this Agreement; provided, however, that nothing contained herein shall protect or be deemed to protect the Manager against or entitle or be deemed to entitle the Manager to indemnification in respect of any liability to the Fund or its security holders to which the Manager would otherwise be subject by reason of misconduct, bad faith or negligence in the performance of its duties, or by reason of its reckless disregard of their duties and obligations under this Agreement.

9.
This Agreement shall become effective as of the date hereof and, unless sooner terminated with regard to the Fund as set forth below, shall continue in effect for a period of two years. Thereafter, if not terminated, this Agreement shall continue in effect for successive periods of 12 months only so long as such continuance is specifically approved at least annually in conformity with the requirements of the 1940 Act; provided, however, that this Agreement may be terminated with respect to the Fund at any time, without the payment of any penalty, by the Board of the Fund or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund upon 60 days written notice to the Manager, or by the Manager at any time provided such termination would not affect the tax status of the Company and would not materially adversely affect the shareholders, without the payment of any penalty, on not less than 120 days’ written notice to the Fund and the Fund’s shareholders. This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act).
10.
Nothing in this Agreement shall limit or restrict the right of any officer or employee of the Manager who may also be a Trustee, officer or employee of the Fund to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any business, whether of a similar or dissimilar nature, nor limit or restrict the right of the Manager to engage in any other business or to render services of any kind to any other corporation, firm, individual or association.
11.
Except as otherwise provided herein or authorized by the Board from time to time, the Manager shall for all purposes herein be deemed to be an independent contractor, and shall have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.
12.
During the term of this Agreement, the Fund agrees to furnish the Manager at its principal office all prospectuses, proxy statements, reports to shareholders, sales literature, or other material prepared for distribution to shareholders of the Fund or the public, which refer in any way to the Manager, prior to use thereof and not to use such material if the Manager reasonably objects in writing within five business days (or such other time as may be mutually agreed) after receipt thereof. In the event of termination of this Agreement, the Fund will continue to furnish to the Manager copies of any of the above-mentioned materials which refer in any way to the Manager. Sales literature may be furnished to the Manager hereunder by first-class or overnight mail, facsimile transmission equipment, electronic delivery or hand delivery. The Fund shall furnish or otherwise make available to the Manager such other information relating to the business affairs of the Fund as the Manager at any time, or from time to time, reasonably requests in order to discharge its obligations hereunder.
13.
This Agreement may be amended by mutual consent, but the consent of the Fund must be obtained in conformity with the requirements of the 1940 Act.
14.
Any notice or other communication required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, (1) to the Manager at 655 Broad Street, 17th Floor, Newark, NJ 07102-4410, Attention: Secretary; or (2) to the Fund at 655 Broad Street, 17th Floor, Newark, NJ 07102-4077, Attention: President.

15.
This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
16.
The Fund may use the name “PGIM Private Credit Fund” or any name including the words “PGIM,” “Prudential” or “PGIM Investments” only for so long as this Agreement or any extension, renewal or amendment hereof remains in effect, including any similar agreement with any organization which shall have succeeded to the Manager’s business as Manager or any extension, renewal or amendment thereof remain in effect. At such time as such an agreement shall no longer be in effect, the Fund will (to the extent that it lawfully can) cease to use such a name or any other name indicating that it is advised by, managed by or otherwise connected with the Manager, or any organization which shall have so succeeded to such businesses. Notwithstanding the foregoing, in no event shall the Fund use the name “PGIM Private Credit Fund” or any name including the words “PGIM,” “Prudential,” or “PGIM Investments” if the Manager’s obligation under this agreement are transferred or assigned to a company of which Prudential Financial, Inc. and/or The Prudential Insurance Company of America does not have control.
17.
A copy of the Declaration of Trust is on file with the Secretary of State of Delaware.
18.
Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act, shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules or regulations adopted under the 1940 Act, orders, or other published guidance of the SEC or its staff issued pursuant to the 1940 Act. In addition, where the effect of a requirement of the 1940 Act, reflected in any provision of this Agreement, is related by rules, regulation, order, or other published guidance of the SEC or its staff, such provision shall be deemed to incorporate the effect of such rule, regulation, order, or other published guidance.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year above written.

PGIM PRIVATE CREDIT FUND

By: /s/ Stuart S. Parker .
Name: Stuart S. Parker
Title: President

PGIM INVESTMENTS LLC

By /s/ Scott E. Benjamin .
Name: Scott E. Benjamin
Title: Executive Vice President